As filed with the Securities and Exchange Commission on
                          July 3, 2002

                                                          File No.  811-21066

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM N-2
                 (Check appropriate box or boxes)


 X       REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
---

 X                  Post-effective Amendment No.  2
---                                              ----


                Torrey U.S. Strategy Partners, LLC
        (Exact Name of Registrant as Specified in Charter)

      505 Park Avenue, Fifth Floor, New York, NewYork 10022
             (Address of Principal Executive Offices)

                          (212) 644-7800
                 (Registrant's Telephone Number)

                   Corporation Service Company
                 2711 Centerville Road, Suite 400
                    Wilmington, Delaware 19808
             (Name and Address of Agent for Service)

                   Copies of Communications to:
                       Patricia A. Poglinco
                       Seward & Kissel LLP
                      One Battery Park Plaza
                     New York, New York 10004


It is proposed that this filing will become effective (check appropriate box):

          X when declared effective pursuant to section 8(c)
         --

This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), and will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in Registrant may only be made by individuals or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act and "qualified purchasers" within the meaning of Section 2(a)(51)(A) of the 1940 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, interests in Registrant.

Parts A and B of the Registrant's Post-Effective Amendment No. 1 under the 1940 Act filed on June 12, 2002, are incorporated by reference herein. This Post-Effective Amendment No. 2 under the 1940 Act is being filed for the purposes of filing a Custody Agreement as an exhibit as required by Part C.

                                                              PART C


                        OTHER INFORMATION


Item 24.  Financial Statements and Exhibits

1.      Financial Statements

As Registrant has no assets, financial statements are omitted.

2.      Exhibits

(a) Certificate of Formation of Limited Liability Company filed with the Delaware State Department on March 25,
        2002. (1)

(b)(1)  Limited  Liability  Company  Agreement,  dated  March 28,
        2002. (2)

(b)(2) Amended and Restated Limited Liability Company Agreement, dated May 15, 2002. (3)

(c)     Not applicable.

(d)     Not applicable.

(e)     Not applicable.

(f)     Not applicable.

(g) Form of Investment Advisory Agreement between the Company and the Advisor. (4)

(h)     Not applicable.

(i)     Not applicable.

(j) Form of Custody Agreement between the Company and the Custodian.

(k)(1) Form of Administration Agreement between the Company and the Administrator. (5)

(k)(2)  Form of Placement Agency Agreement among the Company, the
        Advisor and the Placement Agent. (6)

(l)     Not applicable.

(m)     Not applicable.

(n)     Not applicable.

(o)     Not applicable.

(p)     Not applicable.

(q)     Not applicable.

(r)     Joint Code of Ethics for the  Registrant and the Advisor.
        (7)

(s)     Not Applicable.
        ------------------------------------------------------------

(1) Incorporated by reference to Exhibit (a) to the Registration Statement on Form N-2 of the Registrant, filed with the Securities and Exchange Commission on March 29, 2002.
(2) Incorporated by reference to Exhibit (b) to the Registration Statement on Form N-2 of the Registrant, filed with the Securities and Exchange Commission on March 29, 2002.
(3) Incorporated by reference to Exhibit (b)(2) to the Post-Effective Amendment No. 1, filed with the Securities and Exchange Commission on June 12, 2002.
(4) Incorporated by reference to Exhibit (g) to the Post-Effective Amendment No. 1, filed with the Securities and Exchange Commission on June 12, 2002.
(5) Incorporated by reference to Exhibit (k)(1) to the Post-Effective Amendment No. 1, filed with the Securities and Exchange Commission on June 12, 2002.
(6) Incorporated by reference to Exhibit (k)(2) to the Post-Effective Amendment No. 1, filed with the Securities and Exchange Commission on June 12, 2002.
(7) Incorporated by reference to Exhibit (r) to the Post-Effective Amendment No. 1, filed with the Securities and Exchange Commission on June 12, 2002.


Item 25.  Marketing Arrangements

Not applicable.

Item 26.  Other Expenses of Issuance and Distribution

Incorporated  by  reference  to  Item  26 of  the  Post-Effective
Amendment  No.  1,  filed  with  the   Securities   and  Exchange
Commission on June 12, 2002.

Item 27.  Persons Controlled by or Under Common Control

          Not applicable

Item 28.  Number of Holders of Securities

          Not applicable.

Item 29.  Indemnification

        It is the Registrant's policy to indemnify its Managers to the maximum extent permitted by law, as set forth in Section
3.7 of the Registrant's Amended and Restated Limited Liability Company Agreement, dated May 15, 2002, filed with the Securities and Exchange Commission on June 12, 2002.

Item 30.  Business and Other Connections of Alliance

        The description of Torrey Associates, LLC and its directors and officers under the caption "The Advisor" in the Private Placement Memorandum, filed with the Securities and Exchange Commission on June 12, 2002, is incorporated by reference herein.

Item 31.  Location of Accounts and Records

         The accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder are maintained principally at the offices of Torrey Associates, LLC, 505 Park Avenue, Fifth Floor,
New York, New York 10022.

Item 32.  Management Services

Not Applicable

Item 33.  Undertakings

Not Applicable

                            SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 3rd day of July, 2002.

                          Torrey U.S. Strategy Partners, LLC

                          By: /s/  James A. Torrey
                              -------------------------------
                               Name: James A. Torrey
                               Title: Chief Executive Officer

                          EXHIBIT INDEX


          Exhibit                           Description of Exhibit

            (j)                                Custody Agreement












80350.0024 #332301